Telenav Reports Fourth Quarter and Fiscal 2020 Financial Results
Full Year Revenue Grew 22%; Net Loss Decreased $31.6 Million
Two Chinese OEM Wins During the Fourth Quarter of 2020

SANTA CLARA, Calif., Aug. 12, 2020 -- Telenav®, Inc. (NASDAQ:TNAV), a leading provider of connected-car and location-based services, today released its financial results for the fiscal fourth quarter and year ended June 30, 2020. In connection with this announcement, the company also posted a supplemental financial results presentation on its website. Please visit Telenav’s investor relations website at http://investor.telenav.com to view the financial results and materials, and additional commentary regarding the information in this release.
“Telenav drove continued growth in fiscal 2020, increasing revenue 22% from the year before, while controlling expenses, resulting in a $31.6 million decrease in net loss year-on-year, and driving full-year adjusted EBITDA to more than $12 million, an increase of $27.4 million year-on-year. Also, we increased revenue from General Motors by more than 100%, while positioning the company to capitalize on opportunities across the globe,” said HP Jin, Chair and CEO of Telenav. “The pandemic reduced fourth quarter revenue; however, our team has performed very well working remotely in meeting customer commitments on time. The outlook has improved as automobile manufacturers have returned to production to rebuild inventories to meet consumer demand. Our OEM-centric connected-car strategy is instrumental as the market for connected car capabilities expands.”
Financial Highlights for the Fourth Quarter Ended June 30, 2020

•
Total revenue for the fourth quarter of fiscal 2020 was $35.4 million, a decrease of 32% compared with $51.7 million in the fourth quarter of fiscal 2019. The lower fourth quarter 2020 revenue is primarily attributable to the temporary closure of our customers’ automobile manufacturing plants.

•	Services revenue for the fourth quarter of fiscal 2020 was $13.7 million, an increase of 93% compared with $7.1 million in the fourth quarter of fiscal 2019.

•	GAAP gross profit for the fourth quarter of fiscal 2020 was $15.0 million, a decrease of 33% compared with $22.5 million in the fourth quarter of fiscal 2019.

•	Billings, a non-GAAP measure, for the fourth quarter of fiscal 2020 were $31.1 million, a decrease of 63% compared with $83.0 million in the fourth quarter of fiscal 2019.

•	GAAP loss from continuing operations for the fourth quarter of fiscal 2020 was $(9.2) million, compared with $(9.9) million for the fourth quarter of fiscal 2019.

•	Adjusted EBITDA, a non-GAAP measure, for the fourth quarter of fiscal 2020 was a loss of $(6.4) million, compared with a loss of $(7.2) million for the fourth quarter of fiscal 2019.

•
Ending cash, cash equivalents and short-term investments, excluding restricted cash, were $110.8 million as of June 30, 2020. This represented cash, cash equivalents and short-term investments of $2.34 per share, based on 47.3 million shares of common stock outstanding as of June 30, 2020. Telenav had no debt as of June 30, 2020.

Financial Highlights for the Fiscal Year Ended June 30, 2020

•	Total revenue for fiscal 2020 was $240.4 million, an increase of 22% compared with $196.7 million in fiscal 2019.

•	Total services revenue for fiscal 2020 was $49.1 million, an increase of 75% compared with $28.0 million in fiscal 2019.

•	GAAP gross profit for fiscal 2020 was $113.9 million, an increase of 36% compared with $83.5 million in fiscal 2019.

•	Billings, a non-GAAP measure, for fiscal 2020 were $244.2 million, a decrease of 5% compared with $257.3 million for fiscal 2019.

•	GAAP income from continuing operations for fiscal 2020 was $3.1 million, compared with a loss of $(25.7) million for fiscal 2019.

•	Adjusted EBITDA, a non-GAAP measure, for fiscal 2020 was $12.0 million, compared with a loss of $(15.4) million for fiscal 2019.
Recent Business Highlights

•	Telenav won two Chinese OEMs in the fourth quarter for their overseas programs; SAIC, the largest Chinese OEM, and Xpeng Motors, a leading electric vehicle manufacturer.

•
Telenav completed an additional investment in Motion Auto, one of the fastest growing usage-based insurance companies in the US, and plans to integrate the Motion Auto offering with its VIVID In-Car Commerce platform.

•	Telenav completed an investment in, and entered into a strategic relationship with, Waylens, a video platform-as-a-service company aimed at the fleet management industry.

•
Approximately 900,000 Telenav-equipped cars capable of connected services were deployed into the global market during the quarter ended June 30, 2020, bringing total cumulative connected units deployed to date to 20 million and total cumulative auto units deployed to 29 million.

•
Telenav and Parkopedia announced a partnership to feature Parkopedia’s on-and off-street parking information and an ability to reserve and pay for off-street parking on Telenav’s In-Car Commerce (ICC) products and services for automotive OEMs.

Conference Call and Quarterly Commentary
Telenav will host a conference call via live video Zoom webcast at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) on Wednesday, August 12, 2020 to discuss the results. The live video webcast can be accessed through Telenav’s investor relations website at http://investor.telenav.com. A replay of the webcast will be available for 12 months.

Use of Non-GAAP Financial Measures
Telenav prepares its financial statements in accordance with generally accepted accounting principles for the United States, or GAAP. The non-GAAP financial measures, such as billings, change in deferred revenue, change in deferred costs, adjusted EBITDA, and free cash flow included in this press release are different from those otherwise presented under GAAP. Telenav has provided these measures in addition to GAAP financial results because management believes these non-GAAP measures help provide a consistent basis for comparison between periods that are not influenced by certain items and, therefore, may be helpful in understanding Telenav’s underlying operating results. These non-GAAP measures are some of the primary measures Telenav’s management uses for planning and forecasting. These measures are not in accordance with, or an alternative to, GAAP and these non-GAAP measures may not be comparable to information provided by other companies.
To reconcile the historical GAAP results to non-GAAP financial metrics, please refer to the reconciliations in the financial statements included in this earnings release.

Billings equals GAAP revenue recognized plus the change in deferred revenue from the beginning to the end of the applicable period. In connection with its presentation of the change in deferred revenue, Telenav has provided a similar presentation of the change in the related deferred costs. Such deferred costs primarily include costs associated with third party content and certain development costs associated with its customized software solutions whereby customized engineering fees are earned. As the company enters into more hybrid and brought-in navigation programs, deferred revenue and deferred costs become larger components of its operating results, so Telenav believes these metrics are useful in evaluating cash flows.

Telenav considers billings to be a useful metric for management and investors because billings drive revenue and deferred revenue, which is an important indicator of its business. There are a number of limitations related to the use of billings versus revenue calculated in accordance with GAAP. First, billings include amounts that have not yet been recognized as revenue and may require additional services to be provided over contracted service periods. For example, billings related to certain brought-in solutions cannot be fully recognized as revenue in a given period due to requirements for ongoing map updates and provisioning of services such as hosting, monitoring, customer support and, for certain customers, additional period content and associated technology costs. Second, we may calculate billings in a manner that is different from peer companies that report similar financial measures, making comparisons between companies more difficult. Accordingly, when Telenav uses this measure, it attempts to compensate for these limitations by providing specific information regarding billings and how they relate to revenue calculated in accordance with GAAP.

Adjusted EBITDA measures GAAP net loss adjusted for discontinued operations and excluding the impact of stock-based compensation expense, depreciation and amortization, other income (expense) net, provision (benefit) for income taxes, and other applicable items such as legal settlements and contingencies. Stock-based compensation expense relates to equity incentive awards granted to its employees, directors, and consultants. Legal settlements and contingencies represent settlements, offers made to settle, or loss accruals relating to litigation or other disputes in which Telenav is a party or the indemnitor of a party.

Adjusted EBITDA, while generally a measure of profitability, can also represent a loss. Adjusted EBITDA is a key measure used by Telenav’s management and board of directors to understand and evaluate Telenav’s core operating performance and trends, to prepare and approve its annual budget and to develop short- and long-term operational plans. In particular, Telenav believes that the exclusion of the expenses eliminated in calculating adjusted EBITDA can provide a useful measure for period-to-period comparisons of Telenav’s core business. Accordingly, Telenav believes that adjusted EBITDA generally provides useful information to investors and others in understanding and evaluating our operating results in the same manner as Telenav’s management and board of directors.

Free cash flow is a non-GAAP financial measure Telenav defines as net cash provided by (used in) operating activities, less purchases of property and equipment. Telenav considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash (used in) generated by its business after purchases of property and equipment.

In the webcast associated with this press release, or in the supplemental investor presentation on its website, Telenav may provide guidance for the first quarter of fiscal 2021 on a non-GAAP basis for billings and adjusted EBITDA. Telenav does not provide reconciliations of these forward-looking non-GAAP financial measures to the corresponding GAAP measures due to the high variability and difficulty in making accurate forecasts and projections with respect to deferred revenue, deferred costs, stock-based compensation and tax provision (benefit), which are components of these non-GAAP financial measures. In particular, stock-based compensation is impacted by future hiring and retention needs, as well as the future fair market value of Telenav’s common stock, all of which is difficult to predict and subject to constant change. The actual amounts of these items will have a significant impact on Telenav’s net loss per diluted share and tax provision (benefit). Accordingly, reconciliations of Telenav’s forward-looking non-GAAP financial measures to the corresponding GAAP measures are not available without unreasonable effort.
Forward Looking Statements
This press release and the conference call via webcast associated with this press release, as well as the supplemental investor presentation Telenav posts on its website, contain forward-looking statements that are based on Telenav management’s beliefs and assumptions and on information currently available to its management. Actual events or results may differ materially from those described in these documents or communications due to a number of risks and uncertainties. These potential risks and uncertainties include, among others: the impact of the COVID-19 pandemic on business activity, including but not limited to the shutdown of manufacturing operations by Ford, GM and other automobile manufacturer customers, consumer demand for new vehicles and the Company’s operations; when Ford, GM and other automobile manufacturer partners will resume full production and the impact the continued period of reduced volume of new vehicles being produced will have on our revenue and operating results; the ensuing economic recession; the Company’s ability to achieve future revenue currently estimated under customer engagements, including the Company’s ability to determine, achieve and accurately recognize revenue under customer engagements; the Company's ability to develop and implement products for Ford, GM and Toyota and to support Ford, GM and Toyota and their customers; the impact of Ford’s announcement regarding the elimination of various sedans in North America over the near term; the impact of tariffs on sales of automobiles in the United States and other markets; the Company’s success in extending its contracts for current and new generation of products with its existing automobile manufacturers and tier ones, particularly Ford; the impact of Ford’s announcement regarding Garmin and the possibility that Ford and other OEMs may transition additional business to other platforms and providers, such as Google Automotive Services; the impact of GM’s announcement regarding Google Automotive Services; the Company’s ability to achieve additional design wins and the delivery dates of automobiles including the Company’s products; adoption by vehicle purchasers of Scout GPS Link; the Company’s ability to remediate its material weaknesses in its internal control over financial reporting and disclosures, and timely demonstrate such mitigation, including as it may relate to the Company’s recognition of revenue; the Company’s dependence on a limited number of automobile manufacturers and tier ones for a substantial portion of its revenue, such as Ford and GM; reductions in demand for automobiles in general and specifically for Ford and GM vehicles; potential impacts of automobile manufacturers and tier ones, in particular Ford and GM, including competitive capabilities in their vehicles such as Apple CarPlay and Android Auto; the Company’s continued reporting of losses and operating expenses in excess of expectations; the timing of new product releases and vehicle production by the Company’s automotive customers, including inventory procurement and fulfillment; possible warranty claims, and the impact on consumer perception of its brand; the Company’s ability to perform under its initiatives with Amazon and Microsoft, and benefit from those initiatives; the potential that the Company may not be able to realize its deferred tax assets and may have to take a reserve against them. Telenav discusses these risks in greater detail in “Risk Factors” and elsewhere in its Form 10-Q for the fiscal quarter ended March 31, 2020 and other filings with the U.S. Securities and Exchange Commission (“SEC”), including any subsequent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, which are available on the SEC’s website at www.sec.gov. Also, forward-looking statements represent management’s beliefs and assumptions only as of the date made. You should review the company’s SEC filings carefully and with the understanding that actual future results may be materially different from what Telenav expects. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

ABOUT TELENAV, INC.
Telenav is a leading provider of connected car and location-based services, focused on transforming life on the go for people - before, during, and after every drive. Leveraging our location platform, we enable our customers to deliver custom connected car and mobile experiences. To learn more about how Telenav’s location platform powers personalized navigation, mapping, big data intelligence, social driving, and location-based advertising, visit www.telenav.com.Copyright 2020 Telenav, Inc. All Rights Reserved.
Telenav and the “Telenav” logo are registered trademarks and “VIVID” is a trademark of Telenav, Inc. All rights reserved. Unless otherwise noted, all other trademarks, service marks, and logos used in this press release are the trademarks, service marks or logos of their respective owners.

TNAV-F
TNAV-C

Investor Relations:
Bishop IR
Mike Bishop
415-894-9633
IR@telenav.com

Telenav, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except par value)
(unaudited)

	June 30,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$20,518	$27,275
Short-term investments	90,315	72,203
Accounts receivable, net of allowances of $5 and $7 at June 30, 2020 and 2019, respectively	34,542	69,781
Restricted cash	1,494	1,950
Deferred costs	26,121	18,752
Prepaid expenses and other current assets	4,505	3,784
Assets of discontinued operations	—	6,330
Total current assets	177,495	200,075
Property and equipment, net	4,319	5,583
Operating lease right-of-use assets	7,067	—
Deferred income taxes, non-current	1,515	998
Goodwill and intangible assets, net	14,255	15,701
Deferred costs, non-current	54,548	61,050
Other assets	34,552	1,414
Assets of discontinued operations, non-current	—	12,194
Total assets	$293,751	$297,015
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$12,291	$16,061
Accrued expenses	36,210	48,899
Operating lease liabilities	2,786	—
Deferred revenue	37,973	31,270
Income taxes payable	715	800
Liabilities of discontinued operations	—	3,373
Total current liabilities	89,975	100,403
Deferred rent, non-current	—	1,266
Operating lease liabilities, non-current	5,191	—
Deferred revenue, non-current	100,970	103,865
Other long-term liabilities	645	811
Liabilities of discontinued operations, non-current	—	30
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock, $0.001 par value: 50,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value: 600,000 shares authorized; 47,342 and 46,911 shares issued and outstanding at June 30, 2020 and 2019, respectively	47	47
Additional paid-in capital	192,170	182,349
Accumulated other comprehensive loss	(477)	(1,477)
Accumulated deficit	(94,770)	(90,279)
Total stockholders’ equity	96,970	90,640
Total liabilities and stockholders’ equity	$293,751	$297,015

Telenav, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2020	2019	2020	2019
Revenue:
Product	$21,614	$44,569	$191,253	$168,619
Services	13,737	7,134	49,098	28,036
Total revenue	35,351	51,703	240,351	196,655
Cost of revenue:
Product	12,943	25,110	99,030	97,245
Services	7,392	4,142	27,401	15,904
Total cost of revenue	20,335	29,252	126,431	113,149
Gross profit	15,016	22,451	113,920	83,506
Operating expenses:
Research and development	17,259	23,023	79,256	78,603
Sales and marketing	2,034	2,049	8,280	7,584
General and administrative	5,704	7,117	25,822	23,811
Legal settlements and contingencies	—	50	—	700
Total operating expenses	24,997	32,239	113,358	110,698
Income (loss) from operations	(9,981)	(9,788)	562	(27,192)
Other income, net	765	213	3,010	2,916
Income (loss) from continuing operations before provision for income taxes	(9,216)	(9,575)	3,572	(24,276)
Provision for income taxes	215	340	1,336	1,376
Equity in net (income) of equity method investees	(182)	—	(876)	—
Income (loss) from continuing operations	(9,249)	(9,915)	3,112	(25,652)
Discontinued operations:
Income (loss) from operations of Advertising business, net of tax	—	(2,941)	832	(6,836)
Loss from sale of Advertising business	—	—	(4,874)	—
Loss on discontinued operations	—	(2,941)	(4,042)	(6,836)
Net loss	$(9,249)	$(12,856)	$(930)	$(32,488)

Basic income (loss) per share
Income (loss) from continuing operations	$(0.20)	$(0.21)	$0.07	$(0.56)
Loss on discontinued operations	—	(0.06)	(0.08)	(0.15)
Net loss	$(0.20)	$(0.28)	$(0.02)	$(0.71)
Diluted income (loss) per share
Income (loss) from continuing operations	$(0.20)	$(0.21)	$0.06	$(0.56)
Loss on discontinued operations	—	(0.06)	(0.08)	(0.15)
Net loss	$(0.20)	$(0.28)	$(0.02)	$(0.71)

Shares used in computing income (loss) per share
Basic	47,310	46,271	47,868	45,577
Diluted	47,310	46,271	48,761	45,577

Telenav, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Fiscal Year Ended June 30,
	2020	2019
Operating activities
Net loss	$(930)	$(32,488)
Loss on discontinued operations	4,042	6,836
Income (loss) from continuing operations	3,112	(25,652)
Adjustments to reconcile income (loss) from continuing operations to net cash provided by operating activities:
Stock-based compensation expense	8,034	7,404
Depreciation and amortization	3,430	3,678
Operating lease amortization, net of accretion	2,998	—
Accretion of net premium on short-term investments	258	(30)
Equity in net (income) of equity method investees	(876)	—
Gain on sale of intellectual property and workforce to Grab	(45)	—
Non-cash revenue associated with grant of perpetual license to Grab	(5,831)	—
Unrealized gain on investments	—	(1,174)
Other	(361)	(32)
Changes in operating assets and liabilities:
Accounts receivable	35,698	(28,624)
Deferred income taxes	(541)	(153)
Deferred costs	(891)	(21,377)
Prepaid expenses and other current assets	435	(354)
Other assets	(249)	(177)
Trade accounts payable	(3,875)	3,359
Accrued expenses and other liabilities	(13,941)	12,489
Income taxes payable	(74)	583
Deferred rent	—	360
Operating lease liabilities	(3,763)	—
Deferred revenue	3,753	60,597
Net cash provided by operating activities	27,271	10,897
Investing activities
Purchases of property and equipment	(933)	(1,398)
Purchases of short-term investments	(80,673)	(45,816)
Proceeds from sales and maturities of short-term investments	63,513	43,737
Purchases of long-term investments	(9,920)	—
Net cash used in investing activities	(28,013)	(3,477)
Financing activities
Proceeds from exercise of stock options	8,432	8,853
Repurchase of common stock	(9,353)	(1,303)
Tax withholdings related to net share settlements of restricted stock units	(1,334)	(1,982)
Net cash provided by (used in) financing activities	(2,255)	5,568
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(241)	(478)
Net increase (decrease) in cash, cash equivalents and restricted cash, continuing operations	(3,238)	12,510
Net cash used in discontinued operations	(3,975)	(3,384)
Cash, cash equivalents and restricted cash, beginning of period	29,225	20,099
Cash, cash equivalents and restricted cash, end of period	$22,012	$29,225
Supplemental disclosure of cash flow information
Income taxes paid, net	$2,153	$1,128
Non-cash investing: Investment in inMarket Media, LLC acquired in exchange for sale of Advertising business	$15,600	$—
Non-cash sale of assets to Grab in exchange for equity investment and software	$7,012	$—
Non-cash transfer of non-marketable equity securities to short-term investments	$—	$1,348

Cash flows from discontinued operations:
Net cash used in operating activities	$(3,569)	$(3,384)
Net cash used in financing activities	(406)	—
Net cash transferred from continuing operations	3,975	3,384
Net change in cash and cash equivalents from discontinued operations	—	—
Cash and cash equivalents of discontinued operations, beginning of period	—	—
Cash and cash equivalents of discontinued operations, end of period	$—	$—
Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$20,518	$27,275
Restricted cash	1,494	1,950
Total cash, cash equivalents and restricted cash	$22,012	$29,225

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)
Reconciliation of Revenue to Billings

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2020	2019	2020	2019
Revenue	$35,351	$51,703	$240,351	$196,655
Adjustments:
Change in deferred revenue	(4,259)	31,316	3,808	60,597
Billings	$31,092	$83,019	$244,159	$257,252

Reconciliation of Deferred Revenue to Change in Deferred Revenue
Reconciliation of Deferred Costs to Change in Deferred Costs

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2020	2019	2020	2019
Deferred revenue, end of period	$138,943	$135,135	$138,943	$135,135
Deferred revenue, beginning of period	143,202	103,819	135,135	74,538
Change in deferred revenue	$(4,259)	$31,316	$3,808	$60,597

Deferred costs, end of period	$80,669	$79,802	$80,669	$79,802
Deferred costs, beginning of period	82,698	72,359	79,802	58,425
Change in deferred costs(1)	$(2,029)	$7,443	$867	$21,377

(1) Deferred costs primarily include costs associated with third-party content and in connection with certain customized software solutions, the costs incurred to develop those solutions. We expect to incur additional costs in the future due to requirements to provide ongoing map updates and provisioning of services, such as hosting, monitoring, customer support and, for certain customers, additional period content and associated technology costs.

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2020	2019	2020	2019
Net loss	$(9,249)	$(12,856)	$(930)	$(32,488)
Loss on discontinued operations	—	2,941	4,042	6,836
Income (loss) from continuing operations	(9,249)	(9,915)	3,112	(25,652)
Adjustments:
Legal settlements and contingencies	—	50	—	700
Stock-based compensation expense	2,845	1,793	8,034	7,404
Depreciation and amortization	745	696	3,430	3,678
Other income, net	(765)	(213)	(3,010)	(2,916)
Provision for income taxes	215	340	1,336	1,376
Equity in net (income) of equity method investees	(182)	—	(876)	—
Adjusted EBITDA	$(6,391)	$(7,249)	$12,026	$(15,410)

Reconciliation of Net Loss to Free Cash Flow

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2020	2019	2020	2019
Net loss	$(9,249)	$(12,856)	$(930)	$(32,488)
Loss on discontinued operations	—	2,941	4,042	6,836
Income (loss) from continuing operations	(9,249)	(9,915)	3,112	(25,652)
Adjustments to reconcile income (loss) from continuing operations to net cash provided by (used in) operating activities:
Change in deferred revenue(1)	(4,289)	31,316	3,753	60,597
Change in deferred costs(2)	2,033	(7,443)	(891)	(21,377)
Changes in other operating assets and liabilities	(6,936)	(11,800)	13,690	(12,517)
Other adjustments(3)	4,031	2,550	7,607	9,846
Net cash provided by (used in) operating activities	(14,410)	4,708	27,271	10,897
Less: Purchases of property and equipment	387	(442)	(933)	(1,398)
Free cash flow	$(14,023)	$4,266	$26,338	$9,499

(1) Consists of product royalties, customized software development fees, service fees and subscription fees.
(2) Consist primarily of third party content costs and customized software development expenses.
(3) Consist primarily of depreciation and amortization, stock-based compensation expense and other non-cash items.